Exhibit 10.3

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made and entered into effective as of October 1, 2015 (“Effective Date”), by and between Michael E. Fortin (“Employee”), and Natural Alternatives International, Inc., a Delaware corporation (“Company”). The Company and Employee may be referred to herein collectively as the “Parties.”

In consideration of the mutual promises and covenants set forth herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound thereby, the Parties agree as follows:

AGREEMENT

1.     Employment. As of the Effective Date, Employee serves as the Chief Financial Officer of the Company. Employee’s employment is at-will and may be terminated by either Employee or the Company at any time for any reason or no reason, with or without Cause (as hereinafter defined), upon written notice to the other, or without any notice upon the death of Employee. The at-will status of the employment relationship may not be modified except by an agreement in writing signed by the Chief Executive Officer of the Company and Employee, the terms of which were approved in advance in writing by the Company’s Board of Directors (which shall include any committee or subcommittee thereof authorized to determine matters of executive employment and compensation).

2.     Employee Handbook. Employee and the Company understand and agree that nothing in the Company’s Employee Handbook is intended to be, and nothing in it should be construed to be, a limitation of the Company’s right to terminate, transfer, demote, suspend and administer discipline at any time for any reason. Employee and the Company understand and agree nothing in the Company’s Employee Handbook is intended to, and nothing in such Employee Handbook should be construed to, create an implied or express contract of employment contrary to this Agreement nor to relieve either party of any of its obligations under this Agreement.

3.     Position and Responsibilities.

a.     During Employee’s employment with the Company hereunder, Employee shall report to the Company’s Board of Directors and shall have such responsibilities, duties and authority as the Company, through its Board of Directors, may from time to time assign to Employee and that are normal and customary duties of a Chief Financial Officer of a publicly held corporation. Employee shall perform any other duties reasonably required by the Company and, if requested by the Company, shall serve as a director and/or as an additional officer of the Company or any subsidiary or affiliate of the Company without additional compensation.

b.     Employee, in Employee’s capacity as Chief Financial Officerfor the Company, shall diligently and to the best of Employee’s ability perform all duties that such positions entail. Employee shall devote such time, energy, skill and effort to the performance of Employee’s duties hereunder as may be fairly and reasonably necessary to faithfully and diligently further the business and interests of the Company and its subsidiaries. Employee agrees not to engage in any other business activity that would materially interfere with the performance of Employee’s duties under this Agreement. Employee represents to the Company that Employee has no other outstanding commitments inconsistent with any of the terms of this Agreement or the services to be rendered under it.

c.     Employee shall render Employee’s service at the Company’s offices in the County of San Diego, California, or such other location as is mutually agreed upon by the Company and Employee. It is understood, however, and agreed that Employee’s duties may from time to time require travel to other locations, including other offices of the Company and/or its subsidiaries both within and outside the United States.

4.     Compensation.

a.     Salary. During the term of Employee’s employment hereunder, the Company agrees to pay Employee a base salary of One Hundred and Eighty-Five Thousand dollars ($185,000) per year, payable in arrears no less frequently than bi-weekly in accordance with the Company’s general payroll practices, and which amount shall be prorated for any partial year period such base salary amount was in effect. The amount of Employee’s base salary as set forth in this Section 4(a) may be adjusted from time to time by an agreement in writing signed by the Chief Executive Officer of the Company and Employee, the terms of which were approved in advance by action of the Company’s Board of Directors (or authorized committee or subcommittee thereof). All references in this Agreement to Employee’s base salary shall mean the base salary as adjusted from time to time.

b.     Additional Benefits. During Employee’s employment with the Company, in addition to the other compensation and benefits set forth herein, Employee shall be entitled to receive and/or participate in such other benefits of employment generally available to the Company’s other corporate officers when and as Employee becomes eligible for them. The Company reserves the right to modify, suspend or discontinue any and all benefit plans, policies and practices at any time without notice to or recourse by the Employee, so long as such action is taken generally with respect to other similarly situated persons and does not single out Employee. Notwithstanding the foregoing, Employee’s eligibility to participate in any cash incentive or bonus plans of the Company shall be in the sole discretion of the Company’s Board of Directors.

c.     No Other Compensation. Employee acknowledges and agrees that, except as expressly provided herein, and as set forth in the Company’s Employee Handbook or any other written compensation arrangement approved by the Company’s Board of Directors, Employee is not entitled to any other compensation or benefits from the Company.

d.     Withholdings. All compensation under this Agreement shall be paid less withholdings required by federal and state law and less deductions agreed to by the Company and Employee.

5.     Termination.

a.     Due to Death. Employee’s employment with the Company shall terminate automatically in the event of Employee’s death. The Company shall have no obligation to Employee or Employee’s estate for base salary or any other form of compensation or benefit other than amounts accrued through the date of Employee’s death, except as otherwise required by law or pursuant to a specific written policy, agreement or benefit plan of the Company.

b.     Without Cause, Severance Benefit. In the event Employee is terminated by the Company without Cause and not as a result of death, upon Employee’s delivery to the Company of an executed general release in a form substantially similar to that set forth in Attachment #3 attached hereto (“Release”), Employee shall be entitled to receive a severance benefit in an amount equal to one (1) year’s base salary. If Employee does not execute and deliver the Release within twenty (20) business days of Employee’s termination (the “Release Execution Period”), Employee shall only be entitled to receive a severance benefit in an amount equal to one (1) month’s base salary. Any severance benefit owing under this Section 5(b) shall be paid in accordance with the terms of the Release or, if Employee does not execute and deliver the Release, within ten (10) business days after expiration of the Release Execution Period.

c.     With Cause, No Severance Benefit. The Company may terminate Employee for Cause. For purposes of this Agreement, Cause shall mean the occurrence of one or more of the following events: (i) the Employee’s commission of any fraud against the Company or any of its subsidiaries; (ii) Employee’s intentional appropriation for Employee’s personal use or benefit of the funds of the Company or of its subsidiaries not authorized in writing by the Board of Directors; (iii) Employee’s conviction of any crime involving moral turpitude; (iv) Employee’s conviction of a violation of any state or federal law that could result in a material adverse impact upon the business of the Company or its subsidiaries; (v) Employee engaging in any other professional employment or consulting or directly or indirectly participating in or assisting any business that is a current or potential supplier, customer or competitor of the Company or its subsidiaries without prior written approval from the Company’s Board of Directors; (vi) Employee’s failure to comply with the Company’s written policy on acceptance of gifts and gratuities as in effect from time to time; or (vii) when Employee has been disabled and is unable to perform the essential functions of the position for any reason notwithstanding reasonable accommodation, provided Employee has received from the Company compensation in an amount equivalent to Employee’s severance benefit payment. No severance benefit shall be due to Employee if Employee is terminated for Cause, including if Employee is terminated for Cause upon or after a Change in Control (as hereinafter defined and separately addressed below), except in the event of disability as set forth above.

d.     Resignation or Retirement, No Severance Benefit. This Agreement shall be terminated upon Employee’s voluntary retirement or resignation. No severance benefit shall be due to Employee if Employee resigns or retires from employment for any reason or at any time, including upon or after a Change in Control.

e.     Payment Through Date of Termination. Except as otherwise set forth herein, upon the termination of this Agreement for any reason, Employee shall be entitled to receive any unpaid compensation earned through the effective date of termination. If this Agreement is terminated for any reason before year-end bonus or other compensation being earned by Employee, then such bonus and other compensation shall be forfeited in full by Employee.

6.     Termination Obligations.

a.     Return of Company Property. Upon termination of this Agreement and cessation of Employee’s employment, Employee agrees to return all Company Property (as such term is defined in that certain Confidential Information and Invention Assignment Agreement, Covenant of Exclusivity and Covenant Not to Compete by and between Company and Employee dated October 1, 2015) to the Company promptly, but in no event later than two (2) business days following termination of employment.

b.     Termination of Benefits. Any and all benefits to which Employee is otherwise entitled shall cease upon Employee’s termination, unless explicitly continued either under this Agreement or under any specific written policy or benefit plan of the Company.

c.     Termination of Other Positions. Upon termination of Employee’s employment with the Company, Employee shall be deemed to have resigned from all other offices and directorships then held with the Company or its subsidiaries, unless otherwise expressly agreed in a writing signed by the Parties.

d.     Employee Cooperation. Following termination of Employee’s employment, Employee shall cooperate fully with the Company in all matters including, but not limited to, advising the Company of all pending work on behalf of the Company and the orderly transfer of work to other employees or representatives of the Company. Employee shall also cooperate in the defense of any action brought by any third party against the Company that relates in any way to Employee’s acts or omissions while employed by the Company.

e.     Survival of Obligations. Employee’s obligations under this Section 6 shall survive the termination of employment and the termination of this Agreement.

7.     Change in Control. In the event of any Change in Control, the following provisions will apply.

a.     Any of the following shall constitute a “Change in Control” for the purposes of this Agreement:

(i)     The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(ii)     The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii)      A change in the composition of the Company’s Board of Directors, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(iv)     Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”)), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company’s then outstanding voting securities. For this purpose, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary of the Company and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

b.     In the event of a Change in Control, this Agreement shall continue in effect unless terminated by Employee or the Company.

c.     If Employee is terminated without Cause following a Change in Control by the Company and/or the surviving or resulting corporation, upon Employee’s delivery to the Company of an executed Release, Employee shall be entitled to receive as severance pay or liquidated damages, or both, a lump sum payment (“Change in Control Severance Payment”) in an amount equal to two (2) years’ compensation or such greater amount as the Board of Directors determines from time to time pursuant to terms which may not be revoked or reduced thereafter. If Employee does not execute and deliver the Release within the Release Execution Period, Employee shall only be entitled to receive a Change in Control Severance Payment in an amount equal to one (1) month’s compensation.

d.     Subject to applicable law, any Change in Control Severance Payment shall be paid in accordance with the terms of the Release or, if Employee does not execute and deliver the Release, within ten (10) business days after the expiration of the Release Execution Period. The total of any payment pursuant to this Section 7 shall be limited to the extent necessary, in the opinion of legal counsel acceptable to Employee and the Company, to avoid the payment of an “excess parachute” payment within the meaning of Section 280G of the Code or any similar successor provision.

e.     In the event of termination of Employee’s employment under Section 7(c), and provided Employee delivers to the Company an executed Release, the Company shall cause each then-outstanding stock option, share of restricted stock, restricted stock unit, or similar restricted or unvested equity based award, granted by the Company to the Employee and owned by the Employee as of the date of termination to become fully vested, unrestricted, exercisable, and in the case of an option or similar continuing right to acquire equity or an equity based award, to remain exercisable for the term of the option, or similar right.

8.     Arbitration. Employee and the Company hereby agree to the Mutual Agreement to Mediate and Arbitrate Claims attached hereto as Attachment #1 and made a part hereof. Employee's obligations under this Section 8 and such Mutual Agreement to Mediate and Arbitrate Claims shall survive the termination of employment and the termination of this Agreement.

9.     Confidential Information and Inventions. Employee and the Company hereby agree to the Confidential Information and Invention Assignment Agreement, Covenant of Exclusivity and Covenant Not to Compete attached hereto as Attachment #2 and made a part hereof. Employee's obligations under this Section 9 and such Confidential Information and Invention Assignment Agreement, Covenant of Exclusivity and Covenant Not to Compete shall survive the termination of employment and the termination of this Agreement.

10.     Non-solicitation. During Employee’s employment with the Company and for a period of twelve (12) months after the employment relationship ends, regardless of the reason it ends, Employee will not, on his own behalf or for the benefit of any other person or entity (except on behalf of the Company):

(a) use any Confidential Information (as defined in the Confidential Information and Invention Assignment Agreement) of the Company or any non-public information regarding the skills, abilities or compensation of any employees of the Company to solicit, induce, or attempt to solicit or induce, any employee of the Company to terminate their employment in order to work for, become employed by or perform services for any business other than that of the Company; and will not unlawfully induce, raid, or encourage any employee of the Company to terminate his or her employment relationship with the Company; or

(b) use any trade secrets and Confidential Information (as defined in the Confidential Information and Invention Assignment Agreement) of the Company of the Company (including the confidential identity of any client or customer, or any actively sought prospective client or customer), or any information about the client or customer relationship that is a trade secret to, directly or indirectly, solicit or attempt to solicit any business from such client or customer (or actively sought prospective client or customer), or otherwise unlawfully induce, influence or encourage any client or customer of the Company to cease doing business with the Company, or otherwise engage in any unfair competition against the Company with respect to its clients and customers.

(c)     Employee further understands and agrees that nothing in this Section is intended to nor shall limit or reduce Employee’s obligations of confidentiality as set forth in the Confidential Information and Invention Assignment Agreement.

11.     Competitive Activity. Employee covenants, warrants and represents that during the period of Employee’s employment with the Company, Employee shall not engage anywhere, directly or indirectly (as a principal, shareholder, partner, director, manager, member, officer, agent, employee, consultant or otherwise), or be financially interested in any business that is involved in business activities that are the same as, similar to, or in competition with the business activities carried on by the Company or any business that is a current or potential supplier, customer or competitor of the Company without prior written approval from the Company’s Board of Directors. Notwithstanding the foregoing, Employee may invest in and hold up to one percent (1%) of the outstanding voting stock of a publicly held company that is involved in business activities that are the same as, similar to, or in competition with the business activities carried on by the Company or any business that is a current or potential supplier, customer or competitor of the Company without the prior written approval of the Company’s Board of Directors; provided, however, that if such publicly held company is a current or potential supplier, customer or competitor of the Company, the Employee shall advise the Audit Committee of the Company’s Board of Directors in writing of Employee’s investment in such company as soon as reasonably practicable.

12.     Employee Conduct. Employee covenants, warrants and represents that during the period of Employee’s employment with the Company, Employee shall at all times comply with the Company’s written policy as in effect from time to time on the acceptance of gifts and gratuities from customers, vendors, suppliers, or other persons doing business with the Company. Employee represents and understands that acceptance or encouragement of any gift or gratuity not in compliance with such policy may create a perceived financial obligation and/or conflict of interest for the Company and shall not be permitted as a means to influence business decisions, transactions or service. In this situation, as in all other areas of employment, Employee is expected to conduct himself or herself using the highest ethical standard.

13.     Miscellaneous Provisions.

a.     Entire Agreement. This Agreement, the Mutual Agreement to Mediate and Arbitrate Claims, the Confidential Information and Invention Assignment Agreement and any attachments and/or exhibits hereto or thereto contain the entire agreement between the Parties, and supersede any and all other agreements, either oral or in writing, between the Parties, with respect to Employee’s employment by the Company. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein or therein and acknowledges that no other agreement, statement or promise not contained in this Agreement, the Mutual Agreement to Mediate and Arbitrate Claims, or the Confidential Information and Invention Assignment Agreement shall be valid or binding. To the extent the practices, policies or procedures of the Company, now or in the future, are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control.

b.     Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

c.     Severability. Should any part or provision of this Agreement be held by a court of competent jurisdiction to be illegal, unenforceable, invalid or void, the remaining provisions of this Agreement shall continue in full force and effect and the validity of the remaining provisions shall not be affected by such holding.

d.     Attorneys’ Fees. Except as set forth in the Mutual Agreement to Mediate and Arbitrate Claims, should any party institute any action, arbitration or proceeding to enforce, interpret or apply any provision of this Agreement, the Parties agree that the prevailing party shall be entitled to reimbursement by the non-prevailing party of all recoverable costs and expenses, including, but not limited to, reasonable attorneys’ fees.

e.     Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Agreement. The headings and captions contained in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement and shall not be used in the construction or interpretation of this Agreement.

f.     Amendment; Waiver. This Agreement may not be modified or amended by oral agreement or course of conduct, but only by an agreement in writing signed by the Chief Executive Officer of the Company and Employee, the terms of which were approved in advance in writing by the Company’s Board of Directors. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or waiver of the provision itself or a waiver of any other provision of this Agreement.

g.     Assignment. This Agreement is binding on and is for the benefit of the Parties and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Company (except to an affiliate of the Company or to a person, as defined herein, in accordance with a Change in Control) or by the Employee.

h.     No Restrictions; No Violation. The Employee represents and warrants that: (i) Employee is not a party to any agreement that would restrict or prohibit Employee from entering into this Agreement or performing fully Employee’s obligations hereunder; and (ii) the execution by Employee of this Agreement and the performance by Employee of Employee’s obligations and duties pursuant to this Agreement will not result in any breach of any other agreement to which Employee is a party.

i.     Negotiated Agreement. This Agreement was jointly negotiated by Company and Employee and/or their respective attorneys. Should any dispute arise concerning the meaning or construction of any term or terms of this Agreement, no presumption for or against either as the drafting party, as set forth in California Civil Code section 1654, shall apply.

j.     Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic means shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

k.     Legal Representation; Independent Counsel. The law firm of K&L Gates LLP has prepared this Agreement on behalf of the Company based on the Company’s instructions. K&L Gates LLP does not represent any other party to this Agreement. In executing this Agreement, Employee represents that Employee has neither requested nor been given legal advice or counsel by K&L Gates LLP or any of its attorneys. Employee is aware of Employee’s right to obtain separate legal counsel with respect to the negotiation and execution of this Agreement and acknowledges that K&L Gates LLP has recommended that Employee retain Employee’s own counsel for such purpose. Employee further acknowledges that Employee (i) has read and understands this Agreement and its exhibits and attachments; (ii) has had the opportunity to retain separate counsel in connection with the negotiation and execution of this Agreement; and (iii) has relied on the advice of separate counsel with respect to this Agreement or made the conscious decision not to retain counsel in connection with the negotiation and execution of this Agreement.

l.     Compliance with Section 409A. This Agreement is intended to comply with Section 409A of the Code (“Section 409A”), where applicable, and will be interpreted and applied in a manner consistent with that intention. Notwithstanding any other provision of this Agreement, any payments provided to Employee under this Agreement as a result of a “separation from service” (within the meaning of Section 409A) that are treated as a “deferral of compensation” under final regulations issued pursuant to Section 409A or other applicable guidance in effect at the time of such “separation from service” will be paid as provided in this Agreement, except that if Employee is a “specified employee” (within the meaning of Section 409A) at the time of such “separation from service,” any such payments will be deferred to the minimum extent necessary so that they are not payable before the first day of the seventh month following the date of such “separation from service” (or, if earlier, upon Employee’s death or the earliest accelerated date that complies with Section 409A).

[Signatures on following page.]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date.

Employee

__________/S/______________________

Michael E. Fortin

COMPANY

Natural Alternatives International, Inc.,

a Delaware corporation

By: _____________/S/__________________

         Mark LeDoux, Chief Executive Officer

ATTACHMENT #1

MUTUAL AGREEMENT TO MEDIATE AND ARBITRATE CLAIMS

This Mutual Agreement to Mediate and Arbitrate Claims ("Agreement") is made and entered into effective as of October 1, 2015 ("Effective Date"), by and between Michael E. Fortin ("Employee"), and Natural Alternatives International, Inc., a Delaware corporation ("Company").

In consideration of and as a condition of Employee's prospective and continued employment relationship with the Company, Employee's employment rights under Employee's Employment Agreement, Employee's participation in the Company's benefit programs (when and if eligible), Employee's access to and receipt of confidential information of the Company, and other good and valuable consideration, all of which Employee considers to have been negotiated at arm's length, Employee and Company agree to the following:

1.     Claims Covered by this Agreement.

a.     To the fullest extent permitted by law, all claims and disputes between Employee (and Employee's successors and assigns) and the Company relating in any manner whatsoever to the employment or termination of Employee, including without limitation all claims and disputes arising under this Agreement or that certain Employment Agreement entered into by and between the Company and Employee on equal date hereof, as may be amended from time to time ("Employment Agreement"), shall be resolved by mediation and arbitration as set forth herein. All persons and entities specified in the preceding sentence (other than the Company and Employee) shall be considered third-party beneficiaries of the rights and obligations created by this Agreement. Claims and disputes covered by this Agreement include without limitation those arising under:

(i)     Any federal, state or local laws, regulations or statutes prohibiting employment discrimination (including, without limitation, discrimination relating to race, sex, national origin, age, disability, religion, or sexual orientation) and harassment;

(ii)     Any alleged or actual agreement or covenant (oral, written or implied) between Employee and the Company;

(iii)     Any Company policy, compensation, wage or related claim or benefit plan, unless the decision in question was made by an entity other than the Company;

(iv)     Any public policy; and

(v)     Any other claim for personal, emotional, physical or economic injury.

b.     The only disputes between Employee and the Company that are not included within this Agreement are:

(i)     Any claim by Employee for workers' compensation or unemployment compensation benefits; and

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(ii)     Any claim by Employee for benefits under a Company plan that provides for its own arbitration procedure.

2.     Mandatory Mediation of Claims and Disputes.

a.     If any claim or dispute covered under this Agreement cannot be resolved by negotiation between the parties, the following mediation and arbitration procedures shall be invoked. Before invoking the binding arbitration procedure set forth below, the Company and Employee shall first participate in mandatory mediation of any dispute or claim covered under this Agreement.

b.     The claim or dispute shall be submitted to mediation before a mediator of the Judicial Arbitration and Mediation Service ("JAMS"), a mutually agreed to alternative dispute resolution ("ADR") organization. The mediation shall be conducted at a mutually agreeable location, or if a location cannot be agreed to by the parties, at a location chosen by the mediator. The administrator of the ADR organization shall select three (3) mediators. From the three (3) chosen, each party shall strike one and the remaining mediator shall preside over the mediation. The cost of the mediation shall be borne by the Company.

c.     At least ten (10) business days before the date of the mediation, each side shall provide the mediator with a statement of its position and copies of all supporting documents. Each party shall send to the mediation a person who has authority to bind the party. If a subsequent dispute will involve third parties, such as insurers, they shall also be asked to participate in the mediation.

d.     If a party has participated in the mediation and is dissatisfied with the outcome, that party may invoke the arbitration procedure set forth below.

3.     Binding Arbitration of Claims and Disputes.

a.     If the Company and Employee are unable to resolve a dispute or claim covered under this Agreement through mediation, they shall submit any such dispute or claim to binding arbitration, in accordance with California Code of Civil Procedure §§1280 through 1294.2. Either party may enforce the award of the arbitrator under Code of Civil Procedure §1285 by any competent court of law. Employee and the Company understand that they are, to the greatest extent permitted under California law, waiving their rights to a jury trial.

b.     The party demanding arbitration shall submit a written claim to the other party, setting out the basis of the claim and proposing the name of a neutral arbitrator from JAMS, the mutually agreed to ADR organization. The responding party shall have ten (10) business days in which to respond to this demand in a written answer. If this response is not timely made, or if the responding party agrees with the person proposed as the neutral arbitrator, then the person named by the demanding party shall serve as the neutral arbitrator. If the responding party submits a written answer rejecting the proposed arbitrator then, on the request of either party, JAMS shall appoint a neutral arbitrator other than the mediator. The Employee and the Company agree to apply American Arbitration Association ("AAA") rules for the resolution of employment disputes to the arbitration even though the ADR is one other than AAA. No one who has ever had any business, financial, family, or social relationship with any party to this Agreement shall serve as an arbitrator unless the related party informs the other party of the relationship and the other party consents in writing to the use of that arbitrator.

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c.     The arbitration shall take place in the county of San Diego, California, at a time and place selected by the arbitrator. A pre-arbitration hearing shall be held within ten (10) business days after the arbitrator's selection. The arbitration shall be held within sixty (60) calendar days after the pre-arbitration hearing. The arbitrator shall establish all discovery and other deadlines necessary to accomplish this goal.

d.     Each party shall be entitled to reasonable discovery of essential documents and witnesses, as determined by the arbitrator in accordance with the then-applicable rules of discovery for the resolution of employment disputes and the time frame set forth in this Agreement. The arbitrator may resolve any disputes over any discovery matters as they would be resolved in civil litigation.

e.     The arbitrator shall have the following powers:

(i)     to issue subpoenas for the attendance of witnesses and subpoenas duces tecum for the production of books, records, documents, and other evidence;

(ii)     to order depositions to be used as evidence;

(iii)     to enforce the rights, remedies, procedures, duties, liabilities, and obligations of discovery as if the arbitration were a civil action before a California superior court;

(iv)     to conduct a hearing on the arbitrable issues; and

(v)     to administer oaths to parties and witnesses.

f.     Within fifteen (15 days) after completion of the arbitration, the arbitrator shall submit a tentative decision in writing, specifying the reasoning for the decision and any calculations necessary to explain the award. Each party shall have fifteen (15) days in which to submit written comments to the tentative decision. Within ten (10) days after the deadline for written comments, the arbitrator shall promulgate a final written decision.

g.     The Company shall pay the arbitrator's expenses and fees, all meeting room charges, and any other expenses that would not have been incurred if the case were litigated in the judicial forum having jurisdiction over it. Each party shall pay its own attorneys' fees and witness fees, and other expenses incurred by the party for such party's own benefit and not required to be paid by the Company pursuant to the terms hereof. The arbitrator shall have the power to award all relief that would be available in a court action, including an award of attorneys’ fees to the prevailing party pursuant to statute.

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4.     Miscellaneous Provisions.

a.     For purposes hereof, the term "Company" shall also include all related entities, affiliates and subsidiaries, all officers, employees, directors, agents, stockholders, partners, managers, members, benefit plan sponsors, fiduciaries, administrators or affiliates of any of the above, and all successors and assigns of any of the above.

b.     If either party pursues a covered claim against the other by any action, method or legal proceeding other than mediation or arbitration as provided herein, the responding party shall be entitled to dismissal or injunctive relief regarding such action and recovery of all costs, losses and attorneys' fees related to such other action or proceeding.

c.     This is the complete agreement of the parties on the subject of mediation and the arbitration of disputes and claims covered hereunder. This Agreement supersedes any prior or contemporaneous oral, written or implied understanding on the subject, shall survive the termination of Employee's employment and can only be revoked or modified by a written agreement signed by Employee and the President or Chief Executive Officer of the Company, the terms of which were approved in advance in writing by the Company's Board of Directors and which specifically state an intent to revoke or modify this Agreement. If any provision of this Agreement is adjudicated to be void or otherwise unenforceable in whole or in part, such adjudication shall not affect the validity of the remainder of the Agreement, which shall remain in full force and effect.

d.     This Agreement shall be construed and enforced in accordance with the laws of the State of California.

e.     This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Agreement. Should any dispute arise concerning the meaning or construction of any term or terms of this Agreement, no presumption for or against either as the drafting party, as set forth in California Civil Code section 1654, shall apply. The headings and captions contained in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement and shall not be used in the construction or interpretation of this Agreement.

f.     The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or waiver of the provision itself or a waiver of any other provision of this Agreement.

g.     This Agreement may be executed in counterparts, each of which will be deemed an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

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h.     Employee's and Company's obligations under this Agreement shall survive the termination of Employee's employment and the termination of the Employment Agreement.

i.     The law firm of K&L Gates LLP has prepared this Agreement on behalf of the Company based on the Company's instructions. K&L Gates LLP does not represent any other party to this Agreement. In executing this Agreement, Employee represents that Employee has neither requested nor been given legal advice or counsel by K&L Gates LLP or any of its attorneys. Employee is aware of Employee's right to obtain separate legal counsel with respect to the negotiation and execution of this Agreement and acknowledges that K&L Gates LLP has recommended that Employee retain Employee's own counsel for such purpose. Employee further acknowledges that Employee (i) has read and understands this Agreement; (ii) has had the opportunity to retain separate counsel in connection with the negotiation and execution of this Agreement; and (iii) has relied on the advice of separate counsel with respect to this Agreement or made the conscious decision not to retain counsel in connection with the negotiation and execution of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

EMPLOYEE

______________/S/______________

Michael E. Fortin

COMPANY

Natural Alternatives International, Inc.,

a Delaware corporation

By: ___________/S/____________________

       Mark LeDoux, Chief Executive Officer

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ATTACHMENT #2

CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT, COVENANT OF EXCLUSIVITY AND COVENANT NOT TO COMPETE

This Confidential Information and Invention Assignment Agreement, Covenant of Exclusivity and Covenant Not to Compete ("Agreement") is made by Michael E. Fortin ("Employee" or "I," "me" or "my"), and accepted and agreed to by Natural Alternatives International, Inc., a Delaware corporation ("Company"), as of October 1, 2015 ("Effective Date").

In consideration of and as a condition of my prospective and continued employment relationship with the Company (which for purposes of this Agreement shall be deemed to include any subsidiaries or affiliates of the Company, where "affiliate" shall mean any person or entity that directly or indirectly controls, is controlled by, or is under common control with the Company), my employment rights under my Employment Agreement with the Company effective as of the Effective Date, as well as my access to and receipt of confidential information of the Company, and other good and valuable consideration, I agree to the following, and I agree the following shall be in addition to the terms and conditions of any Confidential Information and Invention Assignment Agreement executed by employees of the Company generally, and which I may execute in addition hereto:

1.     Inventions.

a.     Disclosure. I will disclose promptly in writing to the appropriate officer or other representative of the Company, any idea, invention, work of authorship, design, formula, pattern, compilation, program, device, method, technique, process, improvement, development or discovery, whether or not patentable or copyrightable or entitled to legal protection as a trade secret, trademark service mark, trade name or otherwise ("Invention"), that I may conceive, make, develop, reduce to practice or work on, in whole or in part, solely or jointly with others ("Invent"), during the period of my employment with the Company.

i.     The disclosure required by this Section 1(a) applies to each and every Invention that I Invent (1) whether during my regular hours of employment or during my time away from work, (2) whether or not the Invention was made at the suggestion of the Company, and (3) whether or not the Invention was reduced to or embodied in writing, electronic media or tangible form.

ii.     The disclosure required by this Section 1(a) also applies to any Invention which may relate at the time of conception or reduction to practice of the Invention to the Company's business or actual or demonstrably anticipated research or development of the Company, and to any Invention which results from any work performed by me for the Company.

iii.     The disclosure required by this Section 1(a) shall be received in confidence by the Company within the meaning of and to the extent required by California Labor Code §2871, the provisions of which are set forth on Exhibit A attached hereto.

iv.     To facilitate the complete and accurate disclosures described above, I shall maintain complete written records of all Inventions and all work, study and investigation done by me during my employment, which records shall be the Company's property.

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v.     I agree that during my employment I shall have a continuing obligation to supplement the disclosure required by this Section 1(a) on a monthly basis if I Invent an Invention during the period of employment. In order to facilitate the same, the Company and I shall periodically review every six months the written records of all Inventions as outlined in this Section 1(a) to determine whether any particular Invention is in fact related to Company business.

b.     Assignment. I hereby assign to the Company without royalty or any other further consideration my entire right, title and interest in and to each and every Invention I am required to disclose under Section 1(a) other than an Invention that (i) I have or shall have developed entirely on my own time without using the Company's equipment, supplies, facilities or trade secret information, (ii) does not relate at the time of conception or reduction to practice of the Invention to the Company's business, or actual or demonstrably anticipated research or development of the Company, and (iii) does not result from any work performed by me for the Company. I acknowledge that the Company has notified me that the assignment provided for in this Section l(b) does not apply to any Invention to which the assignment may not lawfully apply under the provisions of Section §2870 of the California Labor Code, a copy of which is attached hereto as Exhibit A. I shall bear the full burden of proving to the Company that an Invention qualifies fully under Section §2870.

c.     Additional Assistance and Documents. I will assist the Company in obtaining, maintaining and enforcing patents, copyrights, trade secrets, trademarks, service marks, trade names and other proprietary rights in connection with any Invention I have assigned to the Company under Section l(b), and I further agree that my obligations under this Section l(c) shall continue beyond the termination of my employment with the Company. Among other things, for the foregoing purposes I will (i) testify at the request of the Company in any interference, litigation or other legal proceeding that may arise during or after my employment, and (ii) execute, verify, acknowledge and deliver any proper document and, if, because of my mental or physical incapacity or for any other reason whatsoever, the Company is unable to obtain my signature to apply for or to pursue any application for any United States or foreign patent or copyright covering Inventions assigned to the Company by me, I hereby irrevocably designate and appoint each of the Company and its duly authorized officers and agents as my agent and attorney in fact to act for me and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of any United States or foreign patent or copyright thereon with the same legal force and effect as if executed by me. I shall be entitled to reimbursement of any out-of-pocket expenses incurred by me in rendering such assistance and, if I am required to render such assistance after the termination of my employment, the Company shall pay me a reasonable rate of compensation for time spent by me in rendering such assistance to the extent permitted by law (provided, I understand that no compensation shall be paid for my time in connection with preparing for or rendering any testimony or statement under oath in any judicial proceeding, arbitration or similar proceeding).

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d.     Prior Contracts and Inventions; Rights of Third Parties. I represent to the Company that, except as set forth on Exhibit B attached hereto, there are no other contracts to assign Inventions now in existence between me and any other person or entity (and if no Exhibit B is attached hereto or there is no such contract(s) described thereon, then it means that by signing this Agreement, I represent to the Company that there is no such other contract(s)). In addition, I represent to the Company that I have no other employments or undertaking which do or would restrict or impair my performance of this Agreement. I further represent to the Company that Exhibit C attached hereto sets forth a brief description of all Inventions made or conceived by me prior to my employment with the Company which I desire to be excluded from this Agreement (and if no Exhibit C is attached hereto or there is no such description set forth thereon, then it means that by signing this Agreement I represent to the Company that there is no such Invention made or conceived by me prior to my employment with the Company). In connection with my employment with the Company, I promise not to use or disclose to the Company any patent, copyright, confidential trade secret or other proprietary information of any previous employer or other person that I am not lawfully entitled so to use or disclose. If in the course of my employment with the Company I incorporate into an Invention or any product process or service of the Company any Invention made or conceived by me prior to my employment with the Company, I hereby grant to the Company a royalty-free, irrevocable, worldwide nonexclusive license to make, have made, use and sell that Invention without restriction as to the extent of my ownership or interest.

2.     Trade Secrets and Confidential Information.

a.     Protecting Trade Secrets and Confidential Information. I acknowledge that during the course of my employment, I will obtain, receive or gain access to certain valuable, proprietary and confidential information of the Company that is not otherwise generally known to the public and from which the Company derives independent economic value (actual or potential), relating or pertaining to the Company's business, projects, products, customers, suppliers, inventions or trade secrets, including but not limited to: Company techniques, operations and methods of conducting business; computer programs, software and code; published and unpublished know-how, whether patented or unpatented; business and financial information; information concerning the identities of the Company’s clients or potential clients, including customer names, addresses and contact information to the extent not otherwise generally known or available to the public; information reflecting the Company’s clients’ preferences, including prices paid and buying history, habits or needs and the methods of fulfilling those needs; confidential supplier names, addresses and pricing policies; Company pricing policies, marketing strategies, research projects or developments, and future plans relating to any aspect of the present or actual anticipated business of the Company, as well as information relating to any formula, pattern, compilation, program, device, method, technique, or process of the Company (hereinafter collectively the “Confidential Information”), except I understand that Confidential Information does not include information regarding the terms and conditions of my employment. I further acknowledge that Confidential Information may be in oral, written or electronic form and that it need not be marked or identified as “confidential.”

I promise and agree that during my employment with the Company and at all times thereafter, I shall hold in strictest confidence and shall not publish, disclose or communicate any Confidential Information to any person or entity, except as required in connection with my work for the Company, and I shall not use or acquire for my own purposes or the benefit of any others, including any future employers or companies, any Confidential Information of the Company without the prior written approval of a duly authorized officer of the Company.

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b.     Prevention of Unauthorized Release of Company Confidential Information.      I agree to take all reasonable necessary measures to prevent unauthorized persons or entities from having access to, obtaining or being furnished with any Confidential Information in my possession.

c.     Confidential Information of Third Parties. I agree to preserve as confidential any private, personal or non-public information that I learn or obtain in connection with my employment from a third party or relating to a third party, such as a client or customer, that is not readily available to the public or that is entrusted to the Company by the third party, and to treat such information as though it were Company Confidential Information.

d.     Confidential Information of Former Employers. I agree not to disclose to the Company and not to bring to the Company or use in any way in connection with my employment with the Company any proprietary and confidential information or trade secrets of any kind of any previous employer or other third party.

e.     Termination of Employment.      I agree that, upon termination of my employment with the Company (whether voluntary or otherwise), or at anytime as may otherwise be requested by the Company, I will promptly return to the Company all Confidential Information and all things belonging to the Company, including all tools, equipment, devices or property of the Company, including all documents, records, notebooks and tangible articles containing any Confidential Information, including any copies thereof, whether stored in paper, disk, tape, electronic, magnetic, digital or other form. I understand the Company may notify and provide any new employer or former employer with a copy of this Agreement.

3.     Property of the Company. All equipment and all tangible and intangible information relating to the Company, its employees, its customers and its vendors and business furnished to, obtained by, or prepared by me or any other person during the course of or incident to employment by the Company are and shall remain the sole property of the Company ("Company Property"). For purposes of this Agreement, Company Property shall include, but not be limited to, computer equipment, books, manuals, records, reports, notes, correspondence, contracts, customer lists, business cards, advertising, sales, financial, personnel, operations, and manufacturing materials and information, data processing reports, computer programs, software, customer information and records, business records, price lists or information, and samples, and in each case shall include all copies thereof in any medium, including paper, electronic and magnetic media and all other forms of information storage. Upon termination of my employment with the Company, I agree to return all tangible Company Property to the Company promptly, but in no event later than two (2) business days following termination of employment.

4.      Duty of Loyalty and Non-Solicitation

a.     Duty of Loyalty. I agree that at all times during my employment with the Company, I will not, without the Company’s express written consent, engage in any employment or business activity that is competitive with or that would otherwise conflict with the business of the Company, nor will I engage in any other activities that may conflict with my obligations or duty of loyalty to the Company.

b.     Solicitation of Employees. During my employment with the Company, and for a period of one (1) year after the date of termination of my employment with the Company (whether voluntary or otherwise), I covenant and agree that I shall not, directly or indirectly, on my own behalf or for the benefit of any other person or entity, use any trade secrets or proprietary Confidential Information of the Company, including for purposes of this Section 2.b. any non-public information regarding the skills, ability or compensation of other employees, to solicit or attempt to solicit any employee of the Company to work for a different entity, or at any time unlawfully disrupt, damage, impair or interfere with the Company by raiding its work staff or unlawfully encouraging any employee, consultant or contractor of the Company to terminate their relationship with the Company.

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c.     Solicitation of Customers. During my employment with the Company, and for a period of one (1) year after the date of termination of my employment with the Company (whether voluntary or otherwise), I covenant and agree that I shall not in any manner, directly or indirectly, on my own behalf or for the benefit of any other person or entity, use any trade secrets or proprietary Confidential Information of the Company to solicit or attempt to solicit any confidential client or customer of the Company, or at anytime use any Confidential Information (including the confidential identity of any client or customer, or trade secret information about the client, account or customer relationship) to unlawfully induce, influence or encourage any client or customer of the Company to reduce or cease doing business with the Company.

d.     Ongoing Obligations of Confidentiality. I understand that nothing in this Section 2 is intended to nor shall in any way limit or otherwise reduce my ongoing obligations and duty to maintain at all times the Confidential Information of the Company pursuant to the provisions of Section 1.a. of this Agreement.

5.     Miscellaneous Provisions.

a.     Successors and Assignees; Assignment. All representations, warranties, covenants and agreements of the parties shall bind their respective heirs, executors, personal representatives, successors and assignees ("transferees") and shall inure to the benefit of their respective permitted transferees. The Company shall have the right to assign any or all of its rights and to delegate any or all of its obligations hereunder. Employee shall not have the right to assign any rights or delegate any obligations hereunder without the prior written consent of the Company or its transferee.

b.     Number and Gender; Headings. Each number and gender shall be deemed to include each other number and gender as the context may require. The headings and captions contained in this Agreement shall not constitute a part thereof and shall not be used in its construction or interpretation.

c.     Severability. If any provision of this Agreement is found by any court or arbitral tribunal of competent jurisdiction to be invalid or unenforceable, the invalidity of such provision shall not affect the other provisions of this Agreement and all provisions not affected by the invalidity shall remain in full force and effect.

d.     Amendment and Modification. This Agreement may be amended or modified only by a writing executed by the President or Chief Executive Officer of the Company and Employee.

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e.     Government Law. The laws of California shall govern the construction, interpretation and performance of this Agreement and all transactions under it.

f.     Remedies. I acknowledge that my failure to carry out any obligation under this Agreement, or a breach by me of any provision herein, will constitute immediate and irreparable damage to the Company, which cannot be fully and adequately compensated in money damages and which will warrant preliminary and other injunctive relief, an order for specific performance, and other equitable relief. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance. I also understand that other action may be taken and remedies enforced against me.

g.     Mediation and Arbitration. This Agreement is subject to the Mutual Agreement to Mediate and Arbitrate Claims attached to the Employment Agreement between me and the Company, incorporated into this Agreement by this reference.

h.     Attorneys' Fees. Unless otherwise set forth in the Mutual Agreement to Mediate and Arbitrate Claims between Employee and the Company, should either I or the Company, or any heir, personal representative, successor or permitted assign of either party, resort to arbitration or legal proceedings to enforce this Agreement, the prevailing party (as defined in California statutory law) in such proceeding shall be awarded, in addition to such other relief as may be granted, reasonable attorneys' fees and costs incurred in connection with such proceeding.

i.     No Effect on Other Terms or Conditions of Employment. I acknowledge that this Agreement does not affect any term or condition of my employment except as expressly provided in this Agreement, and that this Agreement does not give rise to any right or entitlement on my part to employment or continued employment with the Company. I further acknowledge that this Agreement does not affect in any way the right of the Company to terminate my employment.

j.     Negotiated Agreement. This Agreement was jointly negotiated by the parties and/or their respective attorneys. Should any dispute arise concerning the meaning or construction of any term or terms of this Agreement, no presumption for or against either as the drafting party, as set forth in California Civil Code section 1654, shall apply.

k.     Legal Representation; Advice of Counsel. The law firm of K&L Gates LLP has prepared this Agreement on behalf of the Company based on its instructions. K&L Gates LLP does not represent any other party to this Agreement. In executing this Agreement, I represent that I have neither requested nor been given legal advice or counsel by K&L Gates LLP or any of its attorneys. I am aware of my right to obtain separate legal counsel with respect to the negotiation and execution of this Agreement and acknowledge that K&L Gates LLP has recommended that I retain my own counsel for such purpose. I further acknowledge that I (i) have read and understand this Agreement and its exhibits; (ii) have had the opportunity to retain separate counsel in connection with the negotiation and execution of this Agreement; and (iii) have relied on the advice of separate counsel with respect to this Agreement or made the conscious decision not to retain counsel in connection with the negotiation and execution of this Agreement.

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l.     Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

My signature below signifies that I have read, understand and agree to this Agreement.

__________/S/________________

Michael E. Fortin

ACCEPTED AND AGREED TO:

Natural Alternatives International, Inc.,

a Delaware corporation

By: ______________/S/________________

       Mark LeDoux, Chief Executive Officer

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EXHIBIT A

California Labor Code

§ 2870. Invention on Own Time-Exemption from Agreement.

(a)     Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information expect for those inventions that either:

(1)     Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

(2)     Result from any work performed by the employee for the employer.

(b)     To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

§ 2871. Restrictions on Employer for Condition of Employment.

No employer shall require a provision made void or unenforceable by Section 2870 as a condition of employment or continued employment. Nothing in this article shall be construed to forbid or restrict the right of an employer to provide in contracts of employment for disclosure, provided that any such disclosures be received in confidence, of all of the employee's inventions made solely or jointly with others during the period of his or her employment, a review process by the employer to determine such issues as may arise, and for full title to certain patents and inventions to be in the United States, as required by contracts between the employer and the United States or any of its agencies.

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EXHIBIT B

Except as set forth below, Employee represents to the Company that there are no other contracts to assign Inventions now in existence between Employee and any other person or entity (see Section l(d) of the Agreement):

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EXHIBIT C

Set forth below is a brief description of all Inventions made or conceived by Employee prior to Employee's employment with the Company, which Employee desires to be excluded from this Agreement (see Section l(d) of the Agreement):

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ATTACHMENT #3

FORM OF

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

This Separation Agreement and General Release of Claims (“Agreement”) is entered into by and between Michael E. Fortin (“Former Employee”) and Natural Alternatives International, Inc., a Delaware corporation (“Company”).

RECITALS

A.     Former Employee’s employment with the Company terminated effective on _______________.

B.     Former Employee and Company desire to settle and compromise any and all possible claims between them arising out of their relationship to date, including Former Employee’s employment with the Company, and the termination of Former Employee’s employment with the Company, and to provide for a general release of any and all claims relating to Former Employee’s employment and its termination.

NOW, THEREFORE, incorporating the above recitals, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.     Separation Payment by Company. In consideration of Former Employee’s promises and covenants contained in this Agreement:

a.     Company will, within ten business days following the Effective Date of this Agreement, pay to Former Employee the sum of _____________________ and __/100 dollars ($_______________), which amount represents one-half of the amount of separation pay due Former Employee, less all applicable withholdings and deductions. The balance of separation pay shall be paid on a bi-weekly basis through the remaining severance period ending _______________. Former Employee acknowledges and agrees he has received payment for all unused accrued vacation pay as well as all salary to which he was entitled through the Effective Date of this Agreement, less usual deductions.

b.     Compliance with Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), where applicable, and will be interpreted and applied in a manner consistent with that intention. Notwithstanding any other provision of this Agreement, any payments provided to Former Employee under this Agreement as a result of a “separation from service” (within the meaning of Section 409A) that are treated as a “deferral of compensation” under final regulations issued pursuant to Section 409A or other applicable guidance in effect at the time of such “separation from service” will be paid as provided in this Agreement, except that if Former Employee is a “specified employee” (within the meaning of Section 409A) at the time of such “separation from service,” any such payments will be deferred to the minimum extent necessary so that they are not payable before the first day of the seventh month following the date of such “separation from service” (or, if earlier, upon Former Employee’s death or the earliest accelerated date that complies with Section 409A).

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c.     Former Employee is responsible for all tax consequences associated with the Separation Payment. In the event that the Internal Revenue Service later re-characterizes some or all of the Separation Payment as “wages” subject to income tax withholding, Former Employee agrees to indemnify and reimburse Company for any income tax payments resulting from such re-characterization.

2.     Release.

(a) Former Employee does hereby unconditionally, irrevocably and absolutely release and discharge the Company and its subsidiaries and affiliates, and its and their respective directors, officers, employees, volunteers, agents, attorneys, stockholders, insurers, successors and/or assigns, from any and all losses, liabilities, claims, demands, causes of action, or suits of any type, whether in law and/or in equity, related directly or indirectly or in any way in connection with any transaction, affairs or occurrences between them to date, including, but not limited to, Former Employee’s employment with the Company and the termination of said employment. Former Employee agrees and understands that this Agreement applies, without limitation, to all wage claims, tort and/or contract claims, claims for wrongful termination, and claims arising under Title VII of the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Equal Pay Act, the California Fair Employment and Housing Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the California Labor Code, any and all federal or state statutes or provisions governing discrimination in employment, and the California Business and Professions Code.

3.     Confidentiality.

(a) Former Employee agrees that all matters relative to this Agreement shall remain confidential. Accordingly, Former Employee hereby agrees that Former Employee shall not discuss, disclose or reveal to any other persons, entities or organizations, whether within or outside of the Company, with the exception of Former Employee’s legal counsel, financial, tax and business advisors, and such other persons as may be reasonably necessary for the management of the Former Employee’s affairs, the terms, amounts and conditions of settlement and of this Agreement. Notwithstanding the above, Former Employee acknowledges that Company may be required to disclose certain terms, aspects or conditions of this Agreement and/or Former Employee’s termination of employment in the Company’s public filings made with the United States Securities and Exchange Commission and Former Employee hereby expressly consents to any such required disclosures.

(b) Former Employee shall not make, issue, disseminate, publish, print or announce any news release, public statement or announcement with respect to these matters, or any aspect thereof, the reasons therefore and the terms or amounts of this Agreement.

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4.     Return of Documents and Equipment. Former Employee represents that Former Employee has returned to the Company all Company Property (as such term is defined in that certain Confidential Information and Invention Assignment Agreement, Covenant of Exclusivity and Covenant Not To Compete by and between Former Employee and Company). In the event Former Employee has not returned all Company Property, Former Employee agrees to reimburse the Company for any reasonable expenses it incurs in an effort to have such property returned. These reasonable expenses include attorneys’ fees and costs.

5.     Non-solicitation. During Employee’s employment with the Company and for a period of twelve (12) months after the employment relationship ends, regardless of the reason it ends, Employee will not, on his own behalf or for the benefit of any other person or entity (except on behalf of the Company):

(a) use any Confidential Information (as defined in the Confidential Information and Invention Assignment Agreement) of the Company or any non-public information regarding the skills, abilities or compensation of any employees of the Company to solicit, induce, or attempt to solicit or induce, any employee of the Company to terminate their employment in order to work for, become employed by or perform services for any business other than that of the Company; and will not unlawfully induce, raid, or encourage any employee of the Company to terminate his or her employment relationship with the Company; or

(b) use any trade secrets and Confidential Information (as defined in the Confidential Information and Invention Assignment Agreement) of the Company of the Company (including the confidential identity of any client or customer, or any actively sought prospective client or customer), or any information about the client or customer relationship that is a trade secret to, directly or indirectly, solicit or attempt to solicit any business from such client or customer (or actively sought prospective client or customer), or otherwise unlawfully induce, influence or encourage any client or customer of the Company to cease doing business with the Company, or otherwise engage in any unfair competition against the Company with respect to its clients and customers.

(c) Employee further understands and agrees that nothing in this Section is intended to nor shall limit or reduce Employee’s obligations of confidentiality as set forth in the Confidential Information and Invention Assignment Agreement.

6.     Civil Code Section 1542 Waiver.

(a) Former Employee expressly accepts and assumes the risk that if facts with respect to matters covered by this Agreement are found hereafter to be other than or different from the facts now believed or assumed to be true, this Agreement shall nevertheless remain effective. It is understood and agreed that this Agreement shall constitute a general release and shall be effective as a full and final accord and satisfaction and as a bar to all actions, causes of action, costs, expenses, attorneys’ fees, damages, claims and liabilities whatsoever, whether or not now known, suspected, claimed or concealed pertaining to the released claims. Former Employee acknowledges that Former Employee is familiar with California Civil Code §1542, which provides and reads as follows:

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“A general release does not extend to claims which the creditor does not know of or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

(b) Former Employee expressly waives and relinquishes any and all rights or benefits which Former Employee may have under, or which may be conferred upon Former Employee by the provisions of California Civil Code §1542, as well as any other similar state or federal statute or common law principle, to the fullest extent that Former Employee may lawfully waive such rights or benefits pertaining to the released claims.

Initials of Former Employee

7.     OWBPA Provisions. In the event Former Employee is forty (40) years old or older, in accordance with the Older Workers’ Benefit Protection Act of 1990, Former Employee is aware of and acknowledges the following: (i) Former Employee has the right to consult with an attorney before signing this Agreement and has done so to the extent desired; (ii) Former Employee has twenty-one (21) days to review and consider this Agreement, and Former Employee may use as much of this twenty-one (21) day period as Former Employee wishes before signing; (iii) for a period of seven (7) days following the execution of this Agreement, Former Employee may revoke this Agreement, and this Agreement shall not become effective or enforceable until the revocation period has expired; (iv) this Agreement shall become effective eight (8) days after it is signed by Former Employee and the Company, and in the event the parties do not sign on the same date, this Agreement shall become effective eight (8) days after the date it is signed by Former Employee.

8.     Entire Agreement. The parties declare and represent that no promise, inducement or agreement not herein expressed has been made to them and that this Agreement contains the entire agreement between and among the parties with respect to the subject matter hereof, and that the terms of this Agreement are contractual and not a mere recital. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter hereof.

9.     Applicable Law. This Agreement is entered into in the State of California. The validity, interpretation, and performance of this Agreement shall be construed and interpreted according to the laws of the State of California.

10.     Agreement as Defense. This Agreement may be pleaded as a full and complete defense and may be used as the basis for an injunction against any action, suit or proceeding which may be prosecuted, instituted or attempted by either party in breach thereof.

11.     Severability. If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the provisions, and parts thereof, of this Agreement are declared to be severable.

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12.     No Admission of Liability. It is understood that this Agreement is not an admission of any liability by any person, firm, association or corporation.

13.     Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic means shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

14.     Representation of No Assignment. The parties represent and warrant that they have not heretofore assigned, transferred, subrogated or purported to assign, transfer or subrogate any claim released herein to any person or entity.

15.     Cooperation. The parties hereto agree that, for their respective selves, heirs, executors and assigns, they will abide by this Agreement, the terms of which are meant to be contractual, and further agree that they will do such acts and prepare, execute and deliver such documents as may reasonably be required in order to carry out the objectives of this Agreement.

16.     Arbitration. Any dispute arising out of or relating to this Agreement shall be resolved pursuant to that certain Mutual Agreement to Mediate and Arbitrate Claims made and entered into effective as of October 1, 2015, by and between the Company and Former Employee.

17.     Legal Representation; Independent Counsel. The law firm of K&L Gates LLP has prepared this Agreement on behalf of the Company based on the Company’s instructions. K&L Gates LLP does not represent any other party to this Agreement. In executing this Agreement, Former Employee represents that Former Employee has neither requested nor been given legal advice or counsel by K&L Gates LLP or any of its attorneys. Former Employee is aware of Former Employee’s right to obtain separate legal counsel with respect to the negotiation and execution of this Agreement and acknowledges that K&L Gates LLP has recommended that Former Employee retain Former Employee’s own counsel for such purpose. Former Employee further acknowledges that Former Employee (i) has read and understands this Agreement; (ii) has had the opportunity to retain separate counsel in connection with the negotiation and execution of this Agreement; and (iii) has relied on the advice of separate counsel with respect to this Agreement or made the conscious decision not to retain counsel in connection with the negotiation and execution of this Agreement.

18.     Negotiated Agreement. This Agreement was jointly negotiated by the parties and/or their respective attorneys. Should any dispute arise concerning the meaning or construction of any term or terms of this Agreement, no presumption for or against either as the drafting party, as set forth in California Civil Code section 1654, shall apply.

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19.     Further Acknowledgements. Each party represents and acknowledges that it is not being influenced by any statement made by or on behalf of the other party to this Agreement. Former Employee and the Company have relied and are relying solely upon his, her or its own judgment, belief and knowledge of the nature, extent, effect and consequences relating to this Agreement and/or upon the advice of their own legal counsel concerning the consequences of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date(s) shown below.

FORMER EMPLOYEE

Michael E. Fortin

Dated:

Executed in: __________________________, California

 (City)

COMPANY

Natural Alternatives International, Inc.,

a Delaware corporation

By:

       (Signature)

Printed Name:

Title:

Dated:

Executed in :      ________________________, California

 (City)

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